CIFG Guaranty

(Formerly known as CDC IXIS Financial Guaranty S.A.)

Consolidated Financial Statements

December 31, 2004

CIFG Guaranty and Subsidiaries

Table of Contents

Report of Independent Auditors

     2

Consolidated Balance Sheets as of December 31, 2004 and 2003

     3

Consolidated Statements of Operations for the years ended

December 31, 2004, 2003 and 2002

     4

Consolidated Statements of Changes in Shareholder’s Equity and

Comprehensive Income for the years ended December 31, 2004,

and 2003 and 2002

     5

Consolidated Statements of Cash Flows for the years ended

December 31, 2004, 2003 and 2002

     6

Notes to Consolidated Financial Statements

7-26

Report of Independent Auditors

To the Board of Directors and Shareholder

of CIFG Guaranty and Subsidiaries

(Formerly known as CDC IXIS Financial Guaranty and Subsidiaries):

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholder’s equity and comprehensive income and loss and of cash flows present fairly, in all material respects, the financial position of CIFG Guaranty and its subsidiaries (the “Company”) at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

New York, New York

April 20, 2005

CIFG Guaranty

(Formerly known as CDC XIS Financial Guaranty S.A.)

Consolidated Balance Sheets

(In ‘000s, except share amounts)

As of December 31,

  2004

       2003

Assets

€        $ (Unaudited) (a)           €

Investments

Fixed income securities, at fair value

 (amortized cost of € 147,854 and € 62,955)

€ 147,600

  $ 201,326

€ 63,617

Short-term investments, at cost (approximates fair value)

413,476

     563,981

422,305

 Total investments

561,076

     765,307

485,922

Cash

7,239

  9,874

2,301

Premium receivable

6,212

  8,473

4,135

Prepaid reinsurance premiums

1,488

  2,030

262

Intangible asset

6,108

  8,331

6,610

Property and equipment, net

938

  1,279

1,274

Deferred acquisition costs, net

33,628

45,869

23,711

Other assets

4,742

  6,469

1,157

  Total assets

€ 621,431

$ 847,632

€ 525,372

Liabilities and Shareholder’s Equity

Liabilities

Deferred premium revenue

€ 83,440

$ 113,812

€ 61,040

Loss and loss adjustment reserves

4,173

5,692

1,496

Deferred income taxes

7,760

10,585

4,025

Accounts payable and accrued expenses

11,581

15,796

11,356

Other liabilities

862

1,176

438

  Total liabilities

107,816

147,061

78,355

Shareholders Equity

Common stock (par value € 10 per share; authorized,

 issued and outstanding shares - 56,408,451 and 49,758,720)

564,085

769,412

497,587

Additional paid-in capital

2,867

3,911

0

Accumulated deficit

(6,165)

(8,409)

(14,092)

Accumulated other comprehensive loss (net of

 deferred income taxes of€ (89) and €232)

(47,172)

(64,343)

(36,478)

 Total shareholder’s equity

513,615

700,571

447,017

 Total liabilities and shareholder’s equity

€ 621,431

$ 847,632

€ 525,372

(a) The financial statements are stated in euros. The translation of euros into U.S. dollars are presented solely for the convenience of the reader, using the observed exchange rate at December 31, 2004 of $1.364 to € 1.00.

The convenience translation should not be construed as representation that the euro amounts have been, could have been, or could in the future be, converted into U.S. dollars at this or any rate of exchange.

The accompanying notes are an integral part of these financial statements.

CIFG Guaranty

(Formerly known as CDC IXIS Financial Guaranty S.A.)

Consolidated Statements of Operations

(In ‘000s)

	Years ended December 31
	2004		2003	2002
	€	$(Unaudited) (a)	€	€

Revenues
Gross premiums written	€ 56,518	$ 77,091	€ 66,161	€ 18,217
Ceded premiums written	(1,399)	(1,908)	(27)	(423)
Net premiums written	55,119	75,183	66,134	17,794
Change in net deferred premium revenue	(28,740)	(39,201)	(52,485)	(16,369)
Net premium earned (net of ceded
earned premium of € 230 in 2004,
€ 63 in 2003 and € 30 in 2002)	26,379	35,982	13,649	1,425
Net investment income	2,938	4,007	2,742	2,044
Net realized investment gains	6,181	8,431	6,560	7,755
Net realized and unrealized
gains (losses) on credit derivatives	2	3	(67)	(2)
Other income	832	1,135	362	664
Total revenues	36,332	49,558	23,246	11,886

Expenses
Losses and loss adjustment expenses	2,638	3,598	1,365	142
Amortization of deferred acquisition costs	5,065	6,909	2,370	352
Operating expenses	16,188	22,080	14,732	16,625
Other expense	---	---	226	490
Total expenses	23,891	32,587	18,693	17,609

Income (loss) before income taxes	12,441	16,971	4,553	(5,723)
Provision for income taxes	4,514	6,157	2,751	1,455
Net income (loss)	€ 7,927	$ 10,814	€ 1,802	€ (7,178)

(a) The financial statements are stated in euros. The translation of euros into U.S. dollars are presented solely for the convenience of the reader, using the observed exchange rate at December 31, 2004 of $1.364 to €1 .00.

The convenience translation should not be construed as representation that the euro amounts have been, could have been, or could in the future be, converted into U.S. dollars at this or any rate of exchange.

The accompanying notes are an integral part of these financial statements.

CIFG Guaranty

(Formerly known as CDC IXIS Financial Guaranty S.A.)

Consolidated Statements of Changes in Shareholder’s Equity and Comprehensive Income

(in ‘000s)

	Years ended December 31
	2004		2003		2002
Common Shares
Shares at beginning of period	49,759		30,000		30,000
Issuance of company shares	6,649		19,759		---
Shares as of December 31	56,408		49,759		30,000

Common Stock
Balance at beginning of period	€ 497,587		€ 300,000		€ 300,000
Issuance of company shares	66,498		197,587		---
Balance as of December 31	€ 564,085		€ 497,587		€ 300,000

Additional paid-in capital
Balance at beginning of period	€---		€---		€---
Stock-based compensation	2,867		---		---
Balance as of end of year	€ 2,867		€ 0		€ 0

Accumulated deficit
Balance at beginning of period	€ (14,092)		€ (15,894)		€ (8,716)
Net income (loss)	7,927	€ 7,927	1,802	€ 1,802	(7,178)	€ (7,178)
Balance as of December 31	€ (6,165)		€ (14,092)		€ (15,894)

Accumulated other comprehensive income (loss)
Balance at beginning of period	€ (36,478)		€ (15,110)		€ (112)
Net change in unrealized appreciation of securities, net of deferred tax (benefit) expense of€ (89) in 2004, € (863) in 2003 and €1095 in 2002		(596)		(1,602)		2,033

Change in currency translation		(10,098)		(19,766)		(17,031)

Total other comprehensive income (loss)	(10,694)	(10,694)	(21,368)	(21,368)	(14,998)	(14,998)

Total comprehensive income (loss)		€ (2,767)		€ (19,566)		€(22,176)

Balance as of December 31	€ (47,172)		€ (36,478)		€ (15,110)

Total Shareholders Equity	€ 513,615		€ 447,017		€ 268,996

	2004		2003		2002
Disclosure of reclassification amounts
Unrealized (depreciation) appreciation arising during the period, net of taxes	€ (601)		€ (2,295)		€ 2,033
Less: reclassification adjustment for net gains (losses) included in net income, net of taxes	5		693		---
Net unrealized (depreciation) appreciation of securities, net of taxes	€ (596)		€ (1,602)		€ 2,033

The accompanying notes are an integral part of these financial statements.

CIFG Guaranty

(Formerly known as CDC IXIS Financial Guaranty S.A.)

Consolidated Statements of Cash Flows

(€ in 000s)

	Years ended December 31,
Cash flows from operating activities	2004	2003	2002
Net income (loss)	€ 7,927	€ 1,802	€ (7,178)
Adjustments to reconcile net income (loss) to net cash provided by operating activities Amortization of bond premium	489	998	616
Depreciation	395	404	261
Increase in loss and loss adjustment reserves	2,660	1,362	131
Increase in deferred premium revenue	18,052	43,670	15,170
Decrease (increase) in prepaid reinsurance premiums	(1,226)	92	(354)
Increase in deferred acquisition costs	(10,127)	(16,173)	(8,007)
Increase in premium receivable	(2,330)	(402)	(4,398)
(Decrease) increase in ceded reinsurance balances payable	(212)	(62)	303
Increase (decrease) in accounts payable and accrued expenses	225	(721)	3,746
Increase in investment income due and accrued	(882)	(99)	(409)
Deferred income taxes	4,038	2,563	1,048
Net realized gains on sale of investments	(6,181)	(6,560)	(7,755)
Net mark-to-market (gain) losses on credit derivative contracts	(5)	59	2
Increase (decrease) in intercompany payable to affiliates	190	22	(1,007)
Other, net	4,008	1,925	3,637
Net cash provided (used) by operating activities	17,021	28,880	(4,194)

Cash flows from investing activities
Purchase of fixed income securities, net	(116,881)	(24,214)	(69,532)
Proceeds from the sale of fixed income securities, net	2,757	18,067	---
Proceeds from the maturity of fixed income securities, net	23,332	516	---
Sale (purchase) of short term investments, net	9,517	(204,122)	76,429
Capital expenditures, net	(152)	(152)	(1,094)
Purchase of subsidiary, net of cash acquired	---	(15,895)	---
Net cash (used) provided by investing activities	(81 ,427)	(225,800)	5,803

Cash flows from financing activities
Issuance of common shares	69,365	197,587	---

Effect of exchange rate changes on cash	(21)	(5)	(5)

Increase in cash	4,938	662	1,604
Cash at beginning of period	2,301	1,639	35
Cash as of December 31	€ 7,239	€ 2,301	€ 1,639

Supplemental disclosures of cash flow information
Taxes paid	€ ---	€ 601	€ 6

The accompanying notes are an integral part of these financial statements.

CIFG Guaranty

 (Formerly known as CDC IXIS Financial Guaranty S.A.)

Notes to Financial Statements (continued)

December 31, 2004

(Amounts in thousands)

1.

Business and Organization

CIFG Guaranty, formerly known as CDC IXIS Financial Guaranty S.A. (“CIFG Guaranty” or, together with its consolidated subsidiaries, the “Company”), is a French société anonyme that is a wholly owned subsidiary of CIFG Holding (“CIFG Holding”), a French société anonyme formerly known as CDC IXIS Financial Guaranty Holding S.A., which in turn is a 100% owned subsidiary of Caisse Nationale des Caisses d’Epargne (“CNCE”), a French société anonyme. CIFG Holding and its subsidiaries (the “CIFG Group”) constitute a monoline financial guaranty group engaged solely in the financial guaranty business.  The CIFG Group is made up of CIFG Holding; CIFG Guaranty; CIFG Europe (“CIFG Europe”), formerly known as CDC IXIS Financial Guaranty Europe S.A., a French société anonyme that is a wholly owned subsidiary of CIFG Guaranty; CIFG Services (“CIFG Services”), formerly known as CDC IXIS Financial Guaranty Services, Inc., a wholly-owned subsidiary of CIFG Guaranty incorporated in the state of Delaware in 2001 that provides management services to the CIFG Group; and CIFG Assurance North America, Inc. (“CIFG NA”), formerly known as CDC IXIS Financial Guaranty North America, Inc.

Effective October 29, 2004, the Company’s name was changed to CIFG Guaranty, the name of its parent CDC IXIS Financial Guaranty Holding, S.A. was changed to CIFG Holding and the name of its subsidiary CDC IXIS Financial Guaranty Europe was changed to CIFG Europe. Effective January 11, 2005, the name of the Company’s subsidiary CDC IXIS Financial Guaranty Services Inc. was changed to CIFG Services, Inc. Effective February 23, 2005 the name of CDC IXIS Financial Guaranty North America, Inc. was changed to CIFG Assurance North America, Inc.

Effective September 20, 2003, CIFG NA's original direct parent, CIFG Services, transferred all of the outstanding shares of CIFG NA to five voting trustees in accordance with a voting trust agreement, dated September 17, 2003, in order to comply with certain U.S. state restrictions regarding the ownership or control of U.S. insurance companies by a foreign government or any agency or instrumentality thereof. While the voting trustees possess and shall be entitled to exercise all rights and powers of an absolute owner of such shares as provided for in CIFG NA’s charter and applicable law, CIFG Services is the beneficial owner of the Voting Trust.  As such, CIFG Services is entitled to receive all dividends and distributions declared and paid by CIFG NA.

CIFG Guaranty, established in 2001, is a financial guaranty reinsurance company domiciled in France that provides reinsurance solely to CIFG Europe and CIFG NA. CIFG Europe, established in 2001, is a monoline financial guaranty company domiciled in France that is licensed to conduct business in all 15 original member states of the European Union. CIFG NA, established in 2002, is a monoline financial guaranty company domiciled in the State of New York that, as of December 31, 2004, was licensed to transact financial guaranty insurance in 42 states, the District of Columbia and the Commonwealth of Puerto Rico.  Each of CIFG Guaranty, CIFG Europe and CIFG NA, has a financial strength rating of Triple-A from Moody's Investors Service, Standard & Poor's Ratings Services and Fitch Ratings.

2.

Significant Accounting Policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), which for insurance companies differ in certain respects from the accounting practices prescribed or permitted by New York State Insurance Department (NYSID). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant accounting policies are as follows:

Consolidation

The consolidated financial statements include the accounts of CIFG Guaranty, CIFG Europe, CIFG Services, CIFG NA and certain variable interest entities for which the Company is the primary beneficiary. The financial statements of CIFG NA are consolidated because CIFG Services retains all of the beneficial interest in the shares of CIFG NA.  All significant intercompany balances have been eliminated.

Investments

The Company’s investment portfolio is accounted for on a trade-date basis and consists of investments in fixed income securities that are considered available-for-sale and are carried at fair value. Short-term investments are carried at cost, which approximates fair value. Unrealized gains and losses, net of deferred income taxes, are included as a component of "Accumulated Other Comprehensive Income" in shareholder's equity. For purposes of computing amortized cost, premiums and discounts are accounted for using the effective yield method over the remaining terms of securities acquired. For premium bonds that do not have call features, such premiums are amortized over the remaining terms of the securities. Premium and discounts on mortgage-backed and asset-backed securities are adjusted for the effects of actual and anticipated prepayments.

The Company's process for identifying declines in the fair value of investments that are other than temporary involves consideration of multiple factors.  These factors include current economic conditions, market prices, issuer-specific developments, the time period during which there has been a significant decline in value and the Company's intent and ability to hold the investment for a sufficient period of time for the value to recover.  If the Company's analysis of these factors results in the determination that the decline is other-than temporary, the Company writes down the carrying value of the investment and records a realized loss.  As of December 31, 2004, 2003 and 2002, there were no declines in fair value deemed to be other than temporary.

Realized gains and losses on the sale of investments are determined on the basis of specific identification. Investment income is recorded when earned.

Deferred Acquisition Costs

Certain costs, primarily related to and varying with the production of new financial guaranty business, have been deferred.  These costs include direct and indirect expenses related to underwriting, contract origination expenses, rating agency fees and premium taxes, net of reinsurance ceding commissions. The Company considers deferred premium revenue and the present value of future premiums due to the Company under installment contracts when determining the recoverability of deferred acquisition costs (DAC).  DAC is amortized into the income statement as expense over the periods in which the related premiums are earned.

Premium Revenue Recognition

Up-front financial guaranty premiums written are earned pro-rata over the duration of the underlying risk.  Premiums are earned in proportion to the amount of risk outstanding over the expected period of coverage. The amount of risk outstanding is equal to the sum of the par amount of the debt insured.  Installment premiums written are recognized over each installment period.  If a guaranteed issue is retired early, the remaining deferred premium will be earned immediately.  Deferred premium revenue and prepaid reinsurance premiums represent the portion of premium written which has been allocated to the unexpired underlying risk.

Losses and Loss Adjustment Expense Reserves

The reserve for losses and loss adjustment expenses consists of active credit reserves and case basis loss and loss adjustment expense reserves. The development of active credit reserves is based upon estimates of the expected levels of debt service defaults resulting from payment defaults on currently guaranteed issues that are not presently or imminently in default, and by reference to financial guaranty industry historical loss experience.  The determination of the reserve is primarily based on an analysis of expected losses as a percentage of expected premium on the outstanding insured portfolio, pursuant to which, active credit reserves are provided on a periodic basis as a function of regularly scheduled premiums earned to date. The Company does not reduce the unallocated loss reserve established for policies which have terminated.  To date, the Company's actual early termination experience has been de minimis.  The Company monitors active credit reserves on an ongoing basis and adjusts these reserves based on actual loss experience.  When losses occur, case basis loss reserves will be established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and estimated expenses associated with settling the claims, less estimated recoveries under salvage or subrogation rights.  For the periods ending December 31, 2004 and 2003, there was no case reserves recorded.

The Company’s loss reserving policy, described above, is based on guidance provided in SFAS 60, “Accounting and Reporting by Insurance Enterprises,” SFAS 5, “Accounting for Contingencies” and analogies to Emerging Issues Task Force (EITF) 85-20, “Recognition of Fees for Guaranteeing a Loan.”  SFAS 60 requires that, for short-duration contracts, a liability for unpaid claim costs relating to insurance contracts, including estimates of costs relating to incurred but not reported claims, be accrued when insured events occur.  Additionally, SFAS 5 requires that a loss be recognized where it is probable that one or more future events will occur confirming that a liability has been incurred at the date of the financial statements and the amount of loss can be reasonably estimated.

Management believes that the Company’s reserves are adequate to cover the ultimate net cost of claims.  However, because the reserves are based on management’s judgment and estimates, there can be no assurance that the ultimate liability will not exceed such estimates.

Due to diversity of financial guaranty industry accounting practices with respect to loss reserves, the FASB staff is considering whether to provide additional guidance with respect to this topic.  The Company cannot currently assess whether any action which may or may not be taken by the FASB could impact its loss reserving policy in the future.  Until and unless the FASB issues specific guidance on this matter, the Company intends to continue to apply its existing accounting policies.

Income Taxes

These consolidated financial statements were prepared to include the CIFG Group of entities which consists of two separate consolidated groups for tax return purposes: the French group (CNCE, CIFG Holding, CIFG Guaranty and CIFG Europe) and the US group (CIFG Services and CIFG NA).  Current income taxes are calculated in accordance with the local income tax rules applicable to each entity within their respective jurisdiction.  Based on the tax consolidation agreement, these companies calculate their income taxes as if they were on a “stand-alone” basis and pay any resulting tax to CNCE.  The agreement also provides that, in the event that a CIFG Group company leaves the CNCE tax consolidation group, it will be reimbursed for the benefit of any tax losses previously utilized by the CNCE Group.  CIFG Services and CIFG NA file a consolidated US income tax return and are not included in the CNCE French tax consolidation.

Deferred income taxes are provided with respect to the temporary differences between the tax bases of assets and liabilities and the reported amounts in the financial statements that will result in deductible or taxable amounts in future years when the reported amount of the asset or liability is recovered or settled.  Such temporary differences relate principally to premium revenue recognition, deferred acquisition costs, and unrealized appreciation or depreciation of investments.  A valuation allowance is established when it is more likely than not (a likelihood of more than 50 percent) that some portion or all of the deferred tax asset will not be realized.

Reinsurance

In the normal course of business, from time-to-time the Company seeks to reduce its financial guaranty exposure by reinsuring certain levels of risk with other insurance enterprises or reinsurers. Reinsurance premiums ceded and related commissions recorded are recognized on a pro-rata basis over the period the reinsurance coverage is provided.

Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment, software and leasehold improvements which are reported at cost less accumulated depreciation.  Office furniture and fixtures are depreciated straight-line over seven years.  Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter.  Computer equipment and software are depreciated over five years.  Maintenance and repairs are charged to expense as incurred.  The Company recognized depreciation expense of €395, €404 and €261 for 2004, 2003 and 2002, respectively.

Intangible Assets

The Company's acquisition of WCIC resulted in recording an intangible asset related to the fair value of the insurance licenses acquired.  The Company has determined that the licenses have an indefinite life and, therefore, are not being amortized.  The recoverability of the carrying value of the intangible asset is evaluated annually based on a review of forecasted discounted cash flows and by referencing other available information.  As of December 31, 2004, there were no adjustments required to the carrying value of the intangible asset.

Derivatives

The Company has entered into financial guaranty contracts that do not qualify for the financial guaranty scope exception under Statement of Financial Accounting Standards (SFAS) 133 and 149, “Accounting for Derivative Instruments and Hedging Activities”.  These contracts are recorded at fair value which is determined using models developed by the Company.  The changes in the fair value of these contracts are recorded in net realized and unrealized gains (losses) on credit derivatives.

Variable Interest Entities (VIE’s)

From time to time, the Company provides financial guaranties of structured transactions backed by pools of assets of specified types. The guaranteed obligations are frequently supported by assets which have been securitized through variable interest entities. In certain other transactions, the Company guarantees payment obligations of counterparties, including variable interest entities that may enter into credit default swaps referencing asset portfolios. The Company provides financial guaranties covering certain obligations of these entities at market rates and does not hold any equity position in these off-balance sheet arrangements.  The Company consolidates variable interest entities where it is determined to be the primary beneficiary of the VIE.

Foreign Currency

Financial statement accounts expressed in foreign currencies are translated into euros in accordance with FAS Statement 52, "Foreign Currency Translation" ("SFAS 52"). Under SFAS 52, functional currency assets and liabilities are translated into euros using exchange rates in effect at the balance sheet dates and the related translation adjustments are included as a component of "Accumulated Other Comprehensive Income" in Stockholders' Equity. Functional currencies are generally the currencies of the local operating environment. Income statement accounts expressed in functional currencies are translated using average exchange rates. Foreign currency transaction gains and losses, arising primarily from guarantees denominated in foreign currencies, are reflected in net income. The Consolidated Statements of Operations include pre-tax losses from such foreign exchange items of €857, €1,424 and €3 for the years ending 2004, 2003 and 2002, respectively.

The financial statements are stated in euros. The translations of euros into US dollars are presented solely for the convenience of the reader, using the observed exchange rate at December 31, 2004 of $1.364 to € 1.00. The convenience translations should not be construed as representations that the euro amounts have been, could have been, or could in the future be, converted into US dollars at this or any other rate of exchange.

Stock Compensation Plan

Certain employees of CIFG Services and CIFG Europe participate in the stock option plans of CIFG Holding which provide for stock-based compensation.  The Company accounts for stock-based compensation in accordance with the fair-value method prescribed by SFAS Statement 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”) as amended by SFAS Statement 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” (“SFAS 148”) As prescribed under SFAS 148, the compensation expense on options granted to employees is based on the fair value of the option at the grant date, which has been determined using an option-pricing model.  This compensation cost value is recognized as an expense over the period in which the options vest and is reflected in net income.  In accordance with SFAS 148, the compensation expense related to the stock option plan has been “pushed down” to the subsidiary which employs the beneficiaries of the plan.

Performance Unit Plan

The Compensation Committee approved the Performance Unit Plan (“PUP Plan”) in April, 2004.  The PUP Plan provides for long-term incentive awards to employees, which are determined at the discretion of the Compensation Committee.  Actual amounts to be paid are adjusted upward or downward depending on the pre-tax income of the Company as compared to a baseline target.  At the end of the three-year performance period, the sum of the audited income before taxes is divided by the target amount and multiplied by an interest factor, resulting in a final unit value, which is subject to a cap and a floor, as defined in the PUP Plan. Vesting is over a three-year period following the grant date.  Payments are made at the end of each three-year measurement period, with the first payout scheduled for March, 2007.

The PUP Plan, compensation expense incurred is reflected in the financial statements of the respective subsidiary which employs the beneficiaries.

Recent accounting pronouncements

In April 2003, the FASB issued SFAS Statement 149 "Amendment to Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities."  The Company’s financial position and results of operation did not change as a result of the adoption of SFAS 149.

In May 2003, the FASB issued SFAS Statement 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  SFAS 150 did not have an impact on the financial position or results of operations of the Company.

In January 2003, the FASB issued FIN 46, as revised December 2003, as an interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), “Consolidated Financial Statements.” FIN 46 addresses consolidation of variable interest entities by business enterprises. An entity is considered a VIE subject to consolidation if the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support or if the equity investors lack one of three characteristics of a controlling financial interest. First, the equity investors lack the ability to make decisions about the entity’s activities through voting rights or similar rights. Second, they do not bear the obligation to absorb the expected losses of the entity if they occur. Lastly, they do not claim the right to receive expected returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

In December 2003, FASB issued a revision to FIN 46 (“FIN 46-R”) which clarified several provisions of FIN 46, superceded the related FASB Staff Positions, and amended the effective date and transition of the pronouncement, except for certain types of entities.  The Company has adopted the provisions of FIN 46-R effective January 1, 2004.  The adoption of FIN 46-R has had no material effect on the Company’s financial condition and results of operations.

Effective January 1, 2004 the Company adopted the Emerging Issues Task Force (EITF) Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” ("EITF 03-01"). EITF 03-01 requires the Company to disclose certain information about unrealized holding losses on its investment portfolio that have not been recognized as other-than-temporary impairments. The requirements were effective for fiscal years ending after December 15, 2003, and the Company has included the related required disclosures about investments in debt or marketable equity securities with market values below carrying values in its financial statement footnotes.  In September 2004, the EITF issued Issue 03-01-1, “Effective Date of Paragraphs 10-20 of EITF Issue No. 03-01”, which delayed the guidance in paragraphs 10-20 of EITF 03-01.

3.

Related Party Transactions

Debt Facility

Effective December 20, 2004, CIFG Holding closed a $200 (€146.6) million committed debt facility with CNCE. On December 20, 2004 CIFG Holding drew $90 (€66) million under the facility, leaving $110 (€80.6) million available for future draws on an irrevocable and unconditional basis, so long as CIFG Holding was not in default on any prior draws.  On December 22, 2004 proceeds of $89 (€66.5) million were contributed to CIFG Guaranty as additional equity capital and $1 (€.7) million was held at CIFG Holding for general corporate purposes.  Repayments under the facility are senior unsecured obligations of CIFG Holding, subordinate to the financial guaranty obligations of CIFG Guaranty, CIFG Europe and CIFG NA. The initial draw is callable at any time after five years from the date of draw, and has a final maturity of 20 years.

Subordinated Loan Agreement

In order to support the financial strength ratings and capital resources of members of the CIFG Group, CIFG Holding entered into a subordinated loan agreement facility (the Facility) with its then parent CDC IXIS.  The initial duration of this agreement was nine years, with automatic annual renewal after this period.  During 2003 CIFG Holding drew all amounts available under the Facility and exercised its option to convert the proceeds to equity.  The total amount drawn and converted to equity was €200 million.  €198 million of such proceeds were contributed to CIFG Guaranty to increase the underwriting capacity of the CIFG Group.

During 2002, CIFG Holding and CIFG Guaranty executed an agreement whereby CIFG Holding irrevocably committed to draw on the Facility at the request of CIFG Guaranty and to use the proceeds of such draw to make an additional capital contribution in CIFG Guaranty.  In respect thereof, CIFG Guaranty agreed to pay the commitment fee specified in the Facility.  During 2003 and 2002, the aggregate amount paid to CIFG Holding under the Facility was €384 and €338, respectively.

Tax Sharing Agreement

As described under Note 2 – Income Taxes above, CIFG Guaranty CIFG and CIFG Europe are part of CNCE tax consolidation. Based on the tax consolidation agreement, these companies calculate their income taxes as if they were on a “separate company” basis and pay any tax payable to CNCE.  The agreement also provides that, if in the event that a CIFG Group company leaves the CNCE tax consolidation group, it will be reimbursed for the benefit of any tax losses previously utilized by CNCE.  CIFG Services and CIFG NA together file a consolidated US tax returns and are not included in the CNCE French tax consolidation.

Service Agreement

CIFG Services has entered into an agreement with IXIS Capital Markets (“ICM”) whereby ICM provides certain consulting services to the Company.  Expenses incurred under this agreement were €1.1 million for the years ending 2004, 2003, and 2002. As of December 31, 2004 and 2003 there was a balance due to ICM of €325 and €386 respectively.

4.

Deferred Acquisition Costs

Acquisition costs and ceding commissions are deferred and amortized in proportion to the related premium revenue to be recognized in future periods. The net acquisition costs deferred and related amortization are as follows:

	December 31,
	2004	2003
Balance, beginning of period	€ 23,711	€ 8,007
Current year costs:
Deferred acquisition costs	16,951	18,910
Amortization during the period	(5,065)	(2,370)
Foreign exchange	(1,969)	(836)
Balance, end of period	€ 33,628	€ 23,711

5.

Investments

The Company’s investment objective is to optimize after-tax returns while emphasizing the preservation of capital through maintenance of high-quality investments with adequate liquidity. The fixed income portfolio is comprised of high-quality (primarily AAA rated) taxable investments of medium term maturities.  Short-term investments consist of United States government obligations, commercial paper and money market instruments.

Approximately 77% of the short-term investments are invested in Société d'Investissement à Capital (“SICAV”), money market funds registered in France.  These funds invest principally in French Treasury bonds, other negotiable debt securities, short term bonds and commercial paper.  These funds hold investments that have an average life of three months or less.

The following tables set forth the amortized cost and fair value of the fixed income securities and short-term investments included in the investment portfolio of the Company:

	December 31, 2004
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
United States government obligations	€ 147,547	€ 235	€ (488)	€ 147,294
State and municipal obligations	307	1	(2)	306
Short-term investments	413,476	---	---	413,476
Total	€ 561,330	€ 236	€ (490)	€ 561,076

	December 31, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
United States government obligations	€ 60,061	€ 666	€ 10)	€ 60,716
State and municipal obligations	2,719	10	(2)	2,726
Corporate securities	175	---	---	175
Short-term investments	422,305	---	---	422,305
Total	€ 485,260	€ 676	€ (12)	€ 485,922

Fixed income investments carried at amortized cost of €5.8 million and €6.3 million as of December 31, 2004 and 2003 were on deposit with various regulatory authorities to comply with insurance laws.

The following table sets forth the distribution by contractual maturity of the fixed income investments at amortized cost and fair value at December 31, 2004 and 2003.  Actual maturity may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	December 31,
	2004		2003
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	€ 20,445	€ 20,340	€ 30,141	€ 30,338
Due after one year through five years	111,913	111,751	32,628	33,094
Due after five year through ten years	15,496	15,509	186	185
Total	€ 147,854	€ 147,600	€ 62,955	€ 63,617

The following table presents the Company's investments' gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2004:

	Less than 12 months		Greater than 12 months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
United States
government obligations	€ 111,730	€ (488)	€ ---	€ ---	€ 111,730	€ (488)
State and municipal obligations	---	---	136	(2)	136	(2)
Total temporarily Impaired fixed income	€ 111,730	€ (488)	€ 136	€ (2)	€ 111,866	€ (490)

Net investment income was comprised of the following:

2004

2003

2002

Fixed income securities

€

2,201

€

2,242

€

1,558

Short-term investments

867

589

495

 Investment income

3,068

2,831

2,053

Investment expenses

(130)

(89)

(9)

 Net investment income

€

2,938

€

2,742

€

2,044

Net realized gains were comprised of the following:

2004

2003

2002

Gross gains:

 Fixed income securities

      €

8

     €

1,068

   €

 Short-term investments

6,175

5,492

7,755

6,183

6,560

7755

Gross losses:

 Fixed income securities

      €

---

---

 Short-term investments

(2)

---

Net realized capital gains

      €

6,181

     €

6,560

        €

7,755

Gross gains recognized on short-term investments resulted from periodic sales of the SICAV investments.

Proceeds from the sale of long-term fixed income securities were €2.8 million, €18.1 million and €0 million during the year ended December 31, 2004, 2003 and 2002, respectively.

6.

Reinsurance

The Company utilizes reinsurance to effectively deploy its capital and to manage its risk profile.  The Company remains liable to the beneficiaries of its financial guaranties to the extent that any reinsurance company fails to meet its obligations to the Company.  The Company regularly monitors the financial condition of its reinsurers and believes there is no unrecoverable reinsurance.

The effect of reinsurance on premiums written was as follows:

	December 31,
	2004	2003	2002
Direct premium written	€ 48,402	€ 33,530	€ 11,141
Assumed premium written	8,116	32,631	7,076
Ceded premium written	(1,399)	(27)	(423)
Net premiums written	55,119	66,134	17,794

Change in direct deferred premiums revenue	(27,350)	(21,823)	(9,757)
Change in assumed deferred premiums revenue	(2,559)	(30,626)	(7,005)
Change in ceded deferred premiums revenue	1,169	(36)	393
Net premiums earned	€ 26,379	€ 13,649	€ 1,425

2004, 2003 and 2003 net premiums earned include €116 thousand, €1.1 million and €0, respectively, from refundings, terminations and called bonds.

2004, 2003 and 2003 net premiums earned include €116 thousand, €1.1 million and €0, respectively, from refundings, terminations and called bonds.

7.

Income Taxes

The provision for income taxes was €4,514, €2,751 and €1,455 for the periods ending December 31, 2004, 2003 and 2002, respectively.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect on tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  The Company has established valuation allowances for the amounts of €6.8 million and €5.8 million for 2004 and 2003 respectively, which relate to deferred tax assets arising from net operating losses generated during these and prior periods.

The tax effects of temporary differences that give rise to deferred tax assets and liabilities as of December 31, 2004 and 2003 are presented below:

As of December 31,

2004

2003

Deferred tax assets:

Net operating loss carryforward

    €

8,782

     €

10,021

Deferred premium revenue

185

278

Unrealized losses

89

Other

2,189

303

Less: valuation allowance

(6,774)

(5,817)

Total deferred tax assets

4,471

4,785

Deferred tax liabilities:

Unrealized gains

---

232

Accretion of discount

20

18

Deferred acquisition costs

11,072

8,270

Other

1,139

290

Total deferred tax liabilities

12,231

8,810

Net deferred tax liabilities

  €

7,760

      €

4,025

At December 31, 2004, the Company’s U.S. subsidiaries had net operating loss carryforwards available to offset future taxable income of €6.3 million, of which €1.6 million will expire in 2021, €2.9 million will expire in 2022, €1.0 million will expire in 2023, €1.1 million will expire in 2024, and €2.5 million generated from the French entities which can be carried forward without time limitation.  Due to the Company’s early stage activities, certain subsidiaries of the Company have yet to establish an earnings history.  In accordance with U.S. GAAP, a valuation allowance has been recorded to reduce the recognition of net deferred tax assets of these subsidiaries.

The Company’s total tax provision differs from the amount that would be obtained by applying the local tax rate to pretax book income, mainly due to the impact of disallowed expenses and the establishment of a valuation allowance.

8.

Dividend Restrictions

As of December 31, 2004, 2003 and 2002 CIFG Guaranty did not declare or pay any dividends.

CIFG Guaranty has received from CIFG Holding and the parent of CIFG Holding, (now CNCE), commitments that both CIFG Holding and its parent will not initiate any transaction which would result in a significant reduction in CIFG Guaranty’s net equity, without having received prior confirmation from a major rating agency that such a reduction will not result in a downgrade of the claims paying rating of CIFG Guaranty.

Under New York State insurance law, CIFG NA may pay a dividend only from earned surplus subject to the maintenance of a minimum capital requirement. Any dividends declared or paid may not exceed, together with all other dividends declared or distributed by CIFG NA during the preceding twelve months, the lesser of (i) 10% of its policyholders' surplus shown on its last filed statement, or (ii) one hundred percent of adjusted net investment income (as defined under New York Insurance Law), for such 12-month period without prior approval of the Superintendent of the NYSID.

The Company has voluntarily committed that CIFG NA would not pay any dividends for the first two years of operations without the prior approval of the NYSID.  CIFG NA has not paid any dividend to CIFG Guaranty since its inception.

9.

Insurance Regulatory Restrictions

The Company is subject to insurance regulatory requirements of the jurisdictions in which it is domiciled or licensed to conduct business.  CIFG Europe is subject to compliance with the French insurance regulations (Code des Assurance). CIFG Guaranty, as a French reinsurance company, is subject to compliance with various aspects of the French insurance regulations.  CIFG NA is subject to the insurance regulatory requirements of the State of New York and the other jurisdictions in which it is licensed to conduct business.

CIFG NA's statutory financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of New York.  Prescribed statutory accounting principles include state laws, regulations and general administrative rules, as well as a variety of the National Association of Insurance Commissioners (NAIC) publications.  The NAIC Statements of Statutory Accounting Principles (SSAP) have been adopted as a component of prescribed or permitted practices by the state of New York.  The State of New York has adopted certain prescribed practices which vary from those found in SSAP.  These differences have no impact on the net income and the determination of statutory surplus of CIFG NA.

The French insurance regulators and the insurance department of the State of New York and certain other U.S. insurance regulatory authorities have various requirements relating to the maintenance of certain minimum statutory capital and surplus.

CIFG NA is required to maintain a total of $75 (€55) million in statutory capital and surplus.  Statutory capital and surplus of CIFG NA was $113.6 (€83.3) million and $99.1 million at December 31, 2004 and 2003, respectively.  Statutory net loss for CIFG NA was $5.2 million, $4.2 million, $4.0 million for 2004, 2003 and for the period April 11, 2002 (date of inception) through December 31, 2002, respectively.  Statutory capital and surplus differs from stockholder’s equity determined under U.S. GAAP principally due to statutory accounting rules that treat loss reserves, premiums earned, policy acquisition costs, and deferred income taxes differently.

CIFG Europe has a minimum capital requirement of €800. Statutory net equity was €32.3 million and €29.9 million at December 31, 2004 and 2003, respectively.  Statutory net income (loss) for CIFG Europe was €2,357, € (52) and € (1,968) for 2004, 2003 and 2002, respectively.  CIFG Europe is also subject to compliance with the French insurance regulation’s solvency requirement. The French insurance regulation mandates insurance companies to maintain a minimum net equity (net of non-admissible assets) at or above the solvency requirement calculated annually.  Net equity, net of non-admissible assets, was €26.4 million and €25.5 million and the solvency requirement calculated for CIFG Europe was €2.2 million and €1.1 million at December 31, 2004 and 2003, respectively.  The above requirements are not applicable to French reinsurance companies such as CIFG Guaranty.

10.

Net Insurance in Force

The Company’s policies guaranty the scheduled payments of principal and interest on municipal and structured obligations. The net exposure retained on any risk is subject to formalized underwriting guidelines.

As of December 31, 2004, insurance in force, net of cessions, had a range of maturity of 2-48 years diversified among 415 outstanding policies.

	As of December 31,
	2004		2003
	Gross	Net	Gross	Net
Global Single Risk
State GO and Appropriation	€ 1,646,241	€ 1,646,241	€ 1,001,776	€ 1,001,776
State Tax Backed	685,900	685,900	102,440	102,440
Toll Roads	683,897	683,897	435,807	435,807
Sovereign/Sub Sovereign	680,387	582,901	94,529	94,529
Airports	609,025	609,025	326,355	326,355
Investor Owned Utilities	360,063	360,063	253,649	253,649
Transportation	350,000	350,000	250,000	250,000
Utility Systems	313,185	313,185	262,992	262,992
City & County GO	304,249	293,258	206,997	195,102
Project Finance	295,030	295,030	103,044	103,044
Public Power	256,704	256,704	278,778	278,778
Local Tax Backed	155,532	155,532	49,306	49,306
Health Care	121,662	121,662	17,156	17,156
Higher Education	48,386	48,386	48,382	48,382
Total Global Single Risk	6,510,261	6,401,784	3,431,211	3,419,316

Global Structured Finance
CDC Investment Grade	3,382,559	3,382,559	1,169,473	1,169,473
CDO Asset Backed	3,133,428	3,104,442	2,119,350	2,087,775
CDO High Yield	1,180,593	1,180,593	731,155	731,155
Mortgage Backed	1,075,885	1,075,885	281,570	281,570
Lease Assets	971,000	938,009	948,060	908,390
Home Equity	813,717	813,717	559,623	559,623
Commercial Mortgage Backed	408,385	367,225	215,986	215,986
Auto Loans	347,170	347,170	222,314	222,314
Commercial Asset Backed	234,911	234,911	---	---
Other Consumer	109,971	109,971	119,010	119,010
Other Structured Finance	76,626	76,626	---	---
Credit Cards	74,049	74,049	80,133	80,133
Total Global Structured Finance	11,808,294	11,705,157	6,446,674	6,375,429
Total Par	€ 18,318,555	€ 18,106,941	€ 9,877,885	€ 9,794,745

The Company limits its exposure to losses from writing financial guarantees through a formal credit approval process and by maintaining a surveillance function which monitors insured transactions. Additionally, the Company mitigates credit risk by underwriting investment grade transactions and maintaining collateral requirements on asset-backed obligations, as well as through reinsurance.

Gross par outstanding includes €3.7 billion and €2.9 billion of assumed business, at December 31, 2004 and at December 31, 2003, respectively.

The distribution of gross and net par in force by geographical location is presented in the following table:

	As of December 31,
	2004			2003
	Gross	Net	%of Net	Gross	Net	%of Net
United States:
New York	€ 1,931,331	€ 1,920,340	10.6%	€ 1,065,625	€ 1,053,730	10.8%
California	546,343	546,343	3.0%	404,328	404,328	4.1%
Puerto Rico	434,916	434,916	2.4%	227,720	227,720	2.3%
Illinois	328,011	328,011	1.8%	118,478	118,478	1.2%
New Jersey	309,982	309,982	1.7%	216,451	216,451	2.2%
Colorado	156,068	156,068	0.9%	10,412	10,412	0.1%
Georgia	146,005	146,005	0.8%	---	---	---
Texas	142,895	142,895	0.8%	157,651	157,651	1.6%
Alabama	129,033	129,033	0.7%	139,638	139,638	1.4%
Wisconsin	109,971	109,971	0.6%	79,340	79,340	0.8%
Other States	473,567	473,567	2.6%	287,662	287,663	2.9%
United States Diversified	6,381,191	6,319,215	34.9%	4,181,079	4,109,832	42.0%
Total United States	11,089,313	11,016,345	60.8%	6,888,384	6,805,243	69.5%
Non United States:
United Kingdom	1,095,329	1,095,329	6.0%	323,237	323,237	3.3%
Italy	722,500	625,015	3.5%	132,500	132,500	1.4%
France	562,817	521,656	2.9%	620,094	620,094	6.3%
Portugal	250,000	250,000	1.4%	250,000	250,000	2.6%
Australia	243,470	243,470	1.3%	75,223	75,223	0.8%
Germany	155,992	155,992	0.9%	162,561	162,561	1.7%
Greece	100,000	100,000	0.6%	---	---	---
Canada	50,387	50,387	0.3%	54,529	54,529	0.6%
Europe Diversified	813,640	813,640	4.5%	326,000	326,000	3.3%
Other Non United States	3,235,107	3,235,107	17.9%	1,045,357	1,045,359	10.7%
Total Non United States	7,229,242	7,090,596	39.2%	2,989,501	2,989,502	30.5%
Grand Total	€ 18,318,555	€ 18,106,941	100.0%	€ 9,877,885	€ 9,794,745	100.0%

11.

Loss and Loss Adjustment Reserves

The Company’s reserve for losses and loss adjustment expenses consists of active credit reserves and case basis reserves.  There were no case basis reserves or case activity during 2004 and 2003.  Activity in the losses and loss adjustment reserve is summarized as follows:

As of December 31,

Active Credit Reserves:

2004

2003

Balance, beginning of period

€

1,496

 €

131

Incurred losses and loss adjustment expense

2,638

1,365

Foreign exchange

39

---

Balance, end of period

€

4,173

 €

1,496

12.

Fair Value of Financial Instruments

The following fair value amounts were determined by using independent market information when available, and appropriate valuation methodologies when market quotes were not available. In cases where specific market quotes were unavailable, interpreting market data and estimating market values required considerable judgment by management. Accordingly, the estimates presented are not necessarily indicative of the amount the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Fixed income securities: The fair values of fixed income securities are based primarily on quoted market prices.

Short-Term Investments and Cash: The fair values of short-term investments and cash are assumed to approximate amortized cost or cost.

Investment Income Due and Accrued: The fair value of investment income due and accrued is assumed to approximate carrying value.

Deferred Premium Revenue: The fair value of the liability for deferred premium revenue is based upon the estimated cost to reinsure those exposures at current market rates, which amount consists of the deferred premium revenue balance at the balance sheet date, less an estimated ceding commission thereon.  Certain other financial guaranty contracts have been written on an installment premium basis, where the future premiums to be received by the Company are determined based on the outstanding exposure at the time the premiums are due. The fair value of the Company’s future premium revenue under its installment contracts is measured using the present value of estimated future installment premiums, less an estimated ceding commission. The estimate of the amounts and timing of the future installment premiums is based on contractual premium rates, debt service schedules and expected run-off scenarios. This measure is used as an estimate of the cost to reinsure the Company’s exposures under these policies.

The carrying amount and estimated fair value of financial instruments are presented below:

	As of December 31,
	2004		2003
	Carrying	Estimated fair	Carrying	Estimated fair
	Amount	value	Amount	value
Financial Assets:
Fixed income securities	€ 147,600	€ 147600	€ 63,617	€ 63,617
Short-term investments	413,476	413,476	422,305	422,305
Cash	7,239	7,239	2,301	2,301
Investment income due and accrued	1,409	1,409	562	562

Financial Liabilities:
Deferred premium revenue:
Gross	83,440	58,408	61,040	42,728
Net of reinsurance	81,952	57,366	60,778	42,545

Off-balance sheet instruments:
Installment premium receivable
Gross	---	76,499	---	69,094
Net of reinsurance	---	75,879	---	68,034

13.

Credit Default Swaps

Certain financial guaranty contracts meet the definition of a derivative under Statement of Financial Accounting Standards (“SFAS”) No. 133 as amended by SFAS 149, “Accounting for Derivative Instruments and Hedging Activities”. The Company records these contracts at Management’s estimate of fair value. These contracts are considered by the Company to be, in substance, financial guaranty contracts and the Company has the ability and intent to hold them to maturity.  The level of fair value adjustments is dependent upon a number of factors including changes in credit spreads and other market factors.

In the ordinary course of business, the Company’s subsidiaries CIFG Europe and CIFG NA have issued financial guaranty contracts in favor of special purpose entities (SPEs). Specifically, CIFG Europe has issued financial guaranty contracts in favor of Mogador Ltd., a corporation established in Jersey, which is owned by Mogador Trust, a Jersey-based charitable trust. CIFG NA has issued contracts in favor of several distinct New York State business trusts, collectively known as the New Generation Funding Trusts.  The contracts generally provide credit protection to investors who have entered into credit default swap (CDS) transactions with the respective SPEs. Other than the transactions described above, the SPEs own no assets and have no outstanding debt. The financial statements of these SPEs have been consolidated, and at December 31, 2004 and 2003, gross par outstanding includes €9.5 and €4.7 billion, respectively, underwritten through these SPEs.

As of December 31, 2004 and 2003, the distribution of par exposure by form of credit enhancement is set forth in the following table:

	As of December 31,
	2004		2003
	Gross	Net	Gross	Net

Financial guaranty	€ 8,612,958	€ 8,502,046	€ 4,974,179	€ 4,959,632
Credit default swaps	9,705,597	9,604,895	4,903,706	4,835,113
Total	€ 18,318,555	€ 18,106,941	€ 9,877,885	€ 9,794,745

14.

Business Acquisition

In February 2003 CIFG NA purchased 100% of the stock of Western Continental Insurance Company (“WCIC”) from Rampart Insurance Company (“Rampart’) and Rampart's indirect parent company, Caisse Centrale des Assurance Mutuelles Agricoles (“CCAMA”).  Prior to the acquisition, and pursuant to the approval of the Texas and New York Departments of Insurance, all of WCIC’s existing liabilities were transferred from its balance sheet by means of “assumptive reinsurance”.  In addition, prior to the acquisition, WCIC paid ordinary and extraordinary dividends of $2,835 and $5,800, respectively, to its parent, Rampart, as approved by the Texas State Insurance Department.  The purchase price was $21,009 resulting in an intangible asset assigned to the insurance licenses of $8,331.

On April 1, 2003, CIFG NA capitalized a new subsidiary, Western Continental Insurance Company of New York (“WCIC NY”), which was licensed by the New York State Insurance Department on April 11, 2003.  On June 30, 2003, WCIC NY merged with CIFG NA's other subsidiary, WCIC.  Effective August 31, 2003, the New York State Insurance Department approved the merger between CIFG NA and WCIC NY, whereby CIFG NA merged into WCIC NY, with the surviving corporation renamed CDC IXIS Financial Guaranty North America, Inc. (CDC IXIS Financial Guaranty North America, Inc. was renamed CIFG Assurance North America, Inc. in early 2005).

15.

Retirement Plan

CIFG Europe and its employees in France contribute to compulsory pension systems; Régime Général de la Sécurité Sociale and UCREPPSA. CIFG Europe has no additional liability due to pension commitments towards its employees, except for the retirement indemnity, payable at retirement date.  The estimated liability for this retirement indemnity was €44 at December 31, 2004, and is accrued on the balance sheet of CIFG Europe at that date.

Employees of CIFG Services participate in a defined contribution savings plan under Section 401(k) of the Internal Revenue Code.  This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis up to $13 (€9.5) thousand for those employees who are under 50.  Employees 50 and older are allowed to make a “catch up” contribution of an additional $3 (€2.2) thousand for 2004 under the current IRS code.  CIFG Services may make discretionary contributions to the plan on behalf of employees.  CIFG Services contributed €184, €324 and €95 to the plan on behalf of employees for the years ended December 31, 2004, 2003 and 2002, respectively.

16.

Commitments

The Company’s subsidiaries lease office space under operating lease agreements which expire at 2006. In addition to base rental costs, the leases for office space provide for rent escalations resulting from increased assessments for real estate taxes, utilities, and maintenance.  Rent expense under the operating leases for the period ended December 31, 2004, 2003 and 2002 was €1,294, €1,262 and €1,525, respectively.

Future minimum lease payments under the operating leases at December 31, 2004 were as follows:

Year Ending December 31,	Operating Lease
2005	€ 1,053
2006	250
Total	€ 1,303